UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 6, 2021

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2021 (the “Effective Date”), Real Good Foods, LLC, a wholly owned subsidiary of The Real Good Food Company, Inc., entered into an amendment (the “Amendment”) to its amended Loan and Security Agreement with PMC Financial Services Group, LLC, dated June 30, 2016 (as amended from time to time, the “Existing Credit Facility”).

The Amendment amended the Existing Credit Facility to, among other things: (i) increase the maximum borrowing under the revolving credit facility from $18.5 million to $50.0 million, (ii) a change to the definition of “Borrowing Base” to allow for borrowing up to $10.0 million in excess (“Overadvance Loan”) of the value of the eligible assets which comprise the Borrowing Base (not to exceed $50.0 million in borrowing in the aggregate), (iii) extend the maturity date of the revolving credit facility to November 30, 2025, (iv) increase the borrowing limits under the capital expenditures line from $3.0 million to $20.0 million, as well as to allow for borrowings related to certain ancillary costs related to capital expenditures, (v) extend the maturity date for the capital expenditures line to November 30, 2025, (vi) change the borrowing rates to the following:

-	Outstanding borrowing under the revolving credit facility shall bear interest at an annual rate equal to the “Prime Rate”[1] in effect from time to time, plus 3.50% per annum.
-	Capital expenditure line shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time, plus 8.50% per annum.

In addition, the Amendment adds the following fees to the Existing Credit Facility:

Overadvance fees- with respect to any amounts approved Overadvance Loans borrowed during any month, a fee will be assessed in the amount of 0.083% per month on the maximum amount of the approved Overadvance Loans borrowed during such month, payable in arrears at the end of such month.

Anniversary Fee- with respect to the revolving credit facility, $400,000 will be payable on each anniversary of the activation date prior to revolver maturity date.

The foregoing description does not constitute a complete summary of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment Number Twenty-One to Loan and Security Agreement, dated as of December 6, 2021, by and between Real Good Foods, LLC, and PMC Financial Services Group, LLC.

[1]	As used in the Amendment, “Prime Rate” means the greater of (i) the “prime rate” announced from time to time by Wells Fargo Bank, National Association, or (ii) 3.50% per annum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: December 9, 2021	By:	/s/ Gerard G. Law
Gerard G. Law
Chief Executive Officer